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CUSIP NO. 100578103                   13G                      PAGE 7 OF 9 PAGES


                          EXHIBIT 1 TO SCHEDULE 13G

                                JUNE 19, 1997



             MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MILLER ANDERSON & SHERRERD LLP. hereby agree that, unless differentiated, this
             Schedule 13G is filed on behalf of each of the parties.

               MILLER ANDERSON & SHERRERD LLP.

BY:            /s/ Donald P. Ryan
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               Donald P. Ryan  /  Vice President Morgan Stanley Asset Management
               Inc.

               MORGAN  STANLEY, DEAN WITTER, DISCOVER & CO.

BY:            /s/ Bruce Bromberg
               -----------------------------------------------------------------
               Bruce Bromberg / Morgan Stanley & Co. Incorporated